Exhibit 99.1

For Immediate Release
Jones Apparel Group, Inc.
Investor Contact:	John T. McClain, Chief Financial Officer Jones Apparel Group (212) 642-3860
Media Contacts:	Joele Frank and Sharon Stern Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449

JONES APPAREL GROUP, INC. REPORTS 2009 THIRD QUARTER RESULTS

New York, New York - October 28, 2009 - Jones Apparel Group, Inc. (NYSE: JNY) today reported results for the third quarter ended October 3, 2009. Reported revenues for the third quarter of 2009 were $856 million, as compared with $965 million for the third quarter of 2008. The decrease in revenues of 11% was as anticipated and reflective of overall economic conditions that continue to affect retail sales in general.

The Company reported adjusted earnings per share from continuing operations ("EPS") of $0.46 for the third quarter of 2009, as compared with adjusted earnings per share from continuing operations of $0.34 for the same period last year. The 2009 third quarter results exclude charges related to severance and other costs related to restructuring activities initiated across the Company, and certain other costs totaling approximately $13 million ($8 million after tax) (see reconciliation of adjusted earnings to reported earnings in the accompanying schedule).

As reported under generally accepted accounting principles ("GAAP"), the Company reported earnings per share from continuing operations of $0.36 per share for the third quarter of 2009, as compared with earnings per share from continuing operations of $0.32 for the same period last year.

Wesley R. Card, Jones Apparel Group President and Chief Executive Officer, stated: "We maneuvered through this very difficult period in our economy by initiating a rigorous effort across the Company focused on controlling inventories and managing costs, while simultaneously invigorating our merchandising and product initiatives. These efforts allowed us to improve operating performance in all segments in the face of an anticipated sales decline. Our vertical retail business is showing signs of improvement as the changes we are making begin to take effect. Comparable store sales in our retail division were down, as anticipated, and consistent with the overall retail environment."

Cash provided by operating activities during the nine months was $149 million, compared with cash provided by operations of $8 million in the same period last year. The year-over-year change in cash provided is primarily due to better working capital management and lower working capital requirements.

John T. McClain, Jones Apparel Group Chief Financial Officer, commented: "Our balance sheet, liquidity and cash flow remain strong. We ended the quarter with over $155 million of cash, and our revolver remains undrawn. Our total debt balance is $537 million, $245 million less than a year ago, and our debt to total capitalization ratio, net of cash, is 23.7%. As a result of our aggressive management, inventories and expenses continue to be well controlled, with inventories down 24% compared with the prior year."

The Company continues to implement its previously-announced retail improvement plan to right-size the retail portfolio, with the goal of enhancing segment profitability, reducing capital expenditures and improving return on invested capital. To date, the Company has exited 69 locations and remains on track to exit a total of approximately 265 locations, which will continue to occur throughout the remainder of 2009 and 2010. The Company now anticipates expense savings and the elimination of unprofitable store locations to improve results by $4 million in 2009, $16 million in 2010 and $22 million in 2011.

The following notable events have recently occurred:

  launched Rachel Rachel Roy, an affordable contemporary line of sportswear, footwear, jewelry and accessories, utilizing a social media marketing campaign;
  launched an e-commerce site for the Rachel Roy brands at www.rachelroy.com;
  opened a flagship multi-brand retail footwear and accessory store, ShoeWoo, on Lexington Avenue in Manhattan;
  launched two collections for spring 2010 delivery: "Jones New York Collection Knits" and "j. Jones New York," a soft, relaxed, casual collection; and
  continued to fine tune and execute the retail improvement strategy; to date have closed 69 stores.

Mr. Card concluded: "We are operating from a position of strength in what continues to be an uncertain consumer environment. Plans for the balance of the year are conservative and we are encouraged that inventories remain well controlled across all retail channels. We are cautiously optimistic that the holiday season will generate better financial results across the industry. We are positioning the Company for the economic recovery and remain focused on enhancing our core brands, increasing market share and controlling our inventories and expenses."

The Company's Board of Directors has declared a regular quarterly cash dividend of $0.05 per share to all common stockholders of record as of November 13, 2009 for payment on November 27, 2009.

The Company will host a conference call with management to discuss these results at 8:30 a.m. eastern time today, which is accessible by dialing 412-858-4600 or through a web cast at www.jonesapparel.com (under Investor Relations/Conference Schedule). The call will be recorded and made available through November 5, 2009 and may be accessed by dialing 877-344-7529. Enter account number 434852. A slide presentation will accompany the prepared remarks and has been posted with the webcast on the Company's website.

Presentation of Information in the Press release
Financial information discussed in this press release includes both GAAP and non-GAAP measures, which include or exclude certain items. These non-GAAP measures differ from reported results and are intended to illustrate what management believes are relevant period-over-period comparisons. A complete reconciliation of reported GAAP results to the comparable non-GAAP information appears in the financial tables section of this press release.

About Jones Apparel Group, Inc.

Jones Apparel Group, Inc. (www.jonesapparel.com) is a leading designer, marketer and wholesaler of branded apparel, footwear and accessories. The Company also markets directly to consumers through its chain of specialty retail and value-based stores and through its e-commerce web sites. The Company's nationally recognized brands include Jones New York, Nine West, Anne Klein, Gloria Vanderbilt, Kasper, Bandolino, Easy Spirit, Evan-Picone, l.e.i., Energie, Enzo Angiolini, Joan & David, Mootsies Tootsies, Sam & Libby, Napier, Judith Jack, Albert Nipon and Le Suit. The Company also markets costume jewelry under the Givenchy brand licensed from Givenchy Corporation, footwear under the Dockers Women brand licensed from Levi Strauss & Co., and apparel under the Rachel Roy brand licensed from Rachel Roy IP Company, LLC. Each brand is differentiated by its own distinctive styling, pricing strategy, distribution channel and target consumer. The Company contracts for the manufacture of its products through a worldwide network of quality manufacturers. The Company has capitalized on its nationally known brand names by entering into various licenses for several of its trademarks, including Jones New York, Anne Klein New York, Nine West, Gloria Vanderbilt, l.e.i. and Evan-Picone, with select manufacturers of women's and men's products which the Company does not manufacture. For more than 30 years, the Company has built a reputation for excellence in product quality and value, and in operational execution.

Forward Looking Statements

Certain statements contained herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding the Company's expected financial position, business and financing plans are forward-looking statements. The words "believes," "expects," "plans," "intends," "anticipates" and similar expressions identify forward-looking statements. Forward-looking statements also include representations of the Company's expectations or beliefs concerning future events that involve risks and uncertainties, including:

  those associated with the effect of national, regional and international economic conditions;
  lowered levels of consumer spending resulting from a general economic downturn or lower levels of consumer confidence;
  the tightening of the credit markets and our ability to obtain credit on satisfactory terms;
  given the uncertain economic environment, the possible unwillingness of committed lenders to meet their obligations to lend to borrowers, in general;
  the performance of the Company's products within the prevailing retail environment;
  customer acceptance of both new designs and newly-introduced product lines;
  the Company's reliance on a few department store groups for large portions of the Company's business;
  consolidation of the Company's retail customers;
  financial difficulties encountered by customers;
  the effects of vigorous competition in the markets in which the Company operates;
  the Company's ability to attract and retain qualified executives and other key personnel;
  the Company's reliance on independent foreign manufacturers;
  changes in the costs of raw materials, labor, advertising and transportation;
  the general inability to obtain higher wholesale prices for the Company's products that the Company has experienced for many years;
  the uncertainties of sourcing associated with an environment in which general quota has expired on apparel products but litigation and political activity seeking to re-impose quotas have been initiated;
  the Company's ability to successfully implement new operational and financial computer systems; and
  the Company's ability to secure and protect trademarks and other intellectual property rights.

A further description of these risks and uncertainties and other important factors that could cause actual results to differ materially from the Company's expectations can be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2008, including, but not limited to, the Statement Regarding Forward-Looking Disclosure and Item 1A-Risk Factors therein, and in the Company's other filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, such expectations may prove to be incorrect. The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

JONES APPAREL GROUP, INC.
CONSOLIDATED OPERATING RESULTS
(UNAUDITED)

All amounts in millions, except per share data	THIRD QUARTER				NINE MONTHS

	2009		2008		2009		2008

Net sales	$843.9	98.6%	$948.6	98.3%	$2,516.8	98.7%	$2,732.2	98.7%
Licensing income	11.6	1.4	16.0	1.7	33.3	1.3	36.5	1.3
Other revenues	0.2	0.0	0.1	0.0	0.6	0.0	0.8	0.0

Total revenues	855.7	100.0	964.7	100.0	2,550.7	100.0	2,769.5	100.0
Cost of goods sold	551.3	64.4	641.4	66.5	1,670.9	65.5	1,843.2	66.6

Gross profit	304.4	35.6	323.3	33.5	879.8	34.5	926.3	33.4
SG&A expenses	243.5	28.5	271.5	28.1	763.1	29.9	809.1	29.2

Income from operations	60.9	7.1	51.8	5.4	116.7	4.6	117.2	4.2
Net interest expense and financing costs	(11.5)	(1.3)	(10.5)	(1.1)	(44.2)	(1.7)	(30.0)	(1.1)
Loss and costs associated with repurchase of 4.250% Senior Notes	-	-	-	-	(2.0)	(0.1)	-	-
Gain on sale of interest in Australian joint venture	-	-	-	-	-	-	0.8	0.0
Equity in loss of unconsolidated affiliate	(2.3)	(0.3)	(0.4)	(0.0)	(2.8)	(0.0)	(0.4)	(0.0)

Income before provision for taxes	47.1	5.5	40.9	4.2	67.7	2.7	87.6	3.2
Provision for income taxes	16.5	1.9	14.6	1.5	23.7	0.9	31.1	1.1

Income from continuing operations	30.6	3.6	26.3	2.7	44.0	1.7	56.5	2.0
Income from discontinued operations, net of tax	-	-	1.0	0.1	-	-	1.0	0.0

Net income	30.6	3.6	27.3	2.8	44.0	1.7	57.5	2.1
Less: income attributable to noncontrolling interest	0.2	0.0	-	-	0.2	0.0	-	-

Net income attributable to Jones	$30.4	3.6%	$27.3	2.8%	$43.8	1.7%	$57.5	2.1%

Earnings per share (1)
Income from continuing operations	$30.6		$26.3		$44.0		$56.5
Less: income attributable to noncontrolling interest	0.2		-		0.2		-

Income from continuing operations attributable to Jones	30.4		26.3		43.8		56.5
Less: income allocated to participating securities	1.3		0.5		1.7		1.0

Income from continuing operations available to common stockholders of Jones	29.1		25.8		42.1		55.5
Income from discontinued operations	-		1.0		-		1.0

Income available to common stockholders of Jones	$29.1		$26.8		$42.1		$56.5

Common shares outstanding - diluted	81.8		81.7		81.7		83.4
Earnings per share - diluted
Income from continuing operations	$0.36		$0.32		$0.51		$0.67
Income from discontinued operations	-		0.01		-		0.01

Net income	$0.36		$0.33		$0.51		$0.68

Percentages may not add due to rounding.
(1)

Earnings per share is calculated under the "two-class method," where income is allocated between common shares and participating securities (unvested restricted shares held by employees that have a nonforfeitable right to dividends). Both our common shares and participating securities share equally in dividend payments and earnings.

JONES APPAREL GROUP, INC.
SELECTED OPERATING RESULTS
(UNAUDITED)

As required by the Securities and Exchange Commission Regulation G, the following table contains information regarding the non-GAAP adjustments used by the Company in the presentation of its financial results:

All amounts in millions, except per share data	THIRD QUARTER		NINE MONTHS

	2009	2008	2009	2008

Income from continuing operations attributable to Jones	$30.4	$26.3	$43.8	$56.5
Provision for income taxes	16.5	14.6	23.7	31.1
Gain on sale of Mexican operations	-	-	-	(0.2)
Loss and costs associated with repurchase of 4.250% Senior Notes (a)	-	-	2.0	-
Write-off of line of credit fees (b)	-	-	7.9	-
Items affecting segment income:
Impairment and other expenses related to retail store closure plan	1.7	-	24.3	-
Charges associated with bankruptcy of former U.K. licensee	0.5	-	3.8	-
Severance related to restructuring activities	4.2	0.1	15.9	2.3
Other restructuring expenses and certain other charges	7.1	3.3	12.9	29.5

Adjusted income from continuing operations before provision for taxes	60.4	44.3	134.3	119.2
Adjusted provision for income taxes	21.2	15.8	47.1	42.4

Adjusted income from continuing operations attributable to Jones	39.2	28.5	87.2	76.8
Less: adjusted income from continuing operations allocated to participating securities	(1.7)	(0.6)	(3.4)	(1.4)

Adjusted income from continuing operations available to common stockholders	$37.5	$27.9	$83.8	$75.4

Earnings per share from continuing operations - diluted (as reported)	$0.36	$0.32	$0.51	$0.67
Provision for income taxes	0.19	0.17	0.28	0.36
Gain on sale of Mexican operations	-	-	-	-
Loss and costs associated with repurchase of 4.250% Senior Notes (a)	-	-	0.02	-
Write-off of line of credit fees (b)	-	-	0.09	-
Items affecting segment income:
Impairment and other expenses related to retail store closure plan	0.02	-	0.29	-
Charges associated with bankruptcy of former U.K. licensee	0.01	-	0.05	-
Severance related to restructuring activities	0.05	-	0.19	0.03
Other restructuring expenses and certain other charges	0.08	0.04	0.15	0.34

Adjusted income from continuing operations before taxes	0.71	0.53	1.58	1.40
Adjusted provision for income taxes	0.25	0.19	0.55	0.50

Adjusted earnings per share from continuing operations - diluted	$0.46	$0.34	$1.03	$0.90

Non-GAAP adjustments affecting revenue by segment:
Wholesale better apparel	$-	$-	$-	$-
Wholesale jeanswear (e)	0.7	0.7	2.9	9.9
Wholesale footwear and accessories	-	-	-	-
Retail (c)	0.1	-	0.1	-
Licensing, other & eliminations (d)	-	-	-	0.5

Total	$0.8	$0.7	$3.0	$10.4

Non-GAAP adjustments affecting income by segment:
Wholesale better apparel (f)	$2.1	$0.1	$5.0	$(0.2)
Wholesale jeanswear (e, f)	2.1	1.6	8.5	24.4
Wholesale footwear and accessories (d, f)	2.2	0.1	12.4	3.8
Retail (c, f)	6.6	0.1	30.5	0.7
Licensing, other & eliminations (d, f)	0.5	1.5	0.5	3.1

Total	$13.5	$3.4	$56.9	$31.8

Adjusted segment margins
Wholesale better apparel	14.0%	10.4%	13.2%	11.8%
Wholesale jeanswear	11.4	6.1	10.6	6.6
Wholesale footwear and accessories	12.6	10.3	8.9	8.1
Retail	(6.2)	(11.5)	(8.6)	(7.3)

Total	8.7%	5.7%	6.8%	5.4%

(a)	2009 includes the loss and costs associated with the repurchase of 4.250% Senior Notes.
(b)	2009 includes the write-off of deferred financing fees related to our prior revolving credit facility.
(c)	2009 includes fixed asset impairment and other charges related to the closure of underperforming retail locations announced in April 2009.
(d)	2009 and 2008 include severance related to the restructuring of our costume jewelry business and certain charges associated with the bankruptcy of our former U.K. licensee.
(e)	2009 and 2008 include costs related to the exit from or restructuring of certain moderate sportswear lines. 2008 also includes costs related to the repositioning of l.e.i. as an exclusive product for Walmart.
(f)	2009 and 2008 include severance and other expenses related to restructuring activities and certain other charges.

JONES APPAREL GROUP, INC.
SEGMENT INFORMATION
(UNAUDITED)

All amounts in millions	Wholesale Better Apparel	Wholesale Jeanswear	Wholesale Footwear & Accessories	Retail	Licensing, Other & Eliminations	Consolidated
For the fiscal quarter ended October 3, 2009
Revenues from external customers	$245.5	$204.4	$227.2	$167.0	$11.6	$855.7
Intersegment revenues	41.7	0.2	15.0	-	(56.9)	-

Total revenues	287.2	204.6	242.2	167.0	(45.3)	855.7

Segment income (loss)	$38.1	$21.3	$28.3	$(16.9)	$(9.9)	60.9

Segment margin	13.3%	10.4%	11.7%	(10.1% )		7.1%
Net interest expense						(11.5)
Equity in loss of unconsolidated affiliate						(2.3)

Income from continuing operations before provision for income taxes						$47.1

Segment revenues	$287.2	$204.6	$242.2	$167.0	$(45.3)	$855.7
Adjustments affecting segment revenues	-	0.7	-	0.1	-	0.8

Adjusted segment revenues	$287.2	$205.3	$242.2	$167.1	$(45.3)	$856.5

Segment income (loss)	$38.1	$21.3	$28.3	$(16.9)	$(9.9)	$60.9
Adjustments affecting segment income	2.1	2.1	2.2	6.6	0.5	13.5

Adjusted segment income (loss)	$40.2	$23.4	$30.5	$(10.3)	$(9.4)	$74.4

Adjusted segment margin	14.0%	11.4%	12.6%	(6.2% )		8.7%

For the fiscal quarter ended October 4, 2008
Revenues from external customers	$303.8	$202.0	$269.6	$173.2	$16.1	$964.7
Intersegment revenues	46.8	1.1	27.6	-	(75.5)	-

Total revenues	350.6	203.1	297.2	173.2	(59.4)	964.7

Segment income (loss)	$36.4	$10.8	$30.4	$(20.1)	$(5.7)	51.8

Segment margin	10.4%	5.3%	10.2%	(11.6% )		5.4%
Net interest expense						(10.5)
Equity in loss of unconsolidated affiliate						(0.4)

Income from continuing operations before provision for income taxes						$40.9

Segment revenues	$350.6	$203.1	$297.2	$173.2	$(59.4)	$964.7
Adjustments affecting segment revenues	-	0.7	-	-	-	0.7

Adjusted segment revenues	$350.6	$203.8	$297.2	$173.2	$(59.4)	$965.4

Segment income (loss)	$36.4	$10.8	$30.4	$(20.1)	$(5.7)	51.8
Adjustments affecting segment income	0.1	1.6	0.1	0.1	1.5	3.4

Adjusted segment income (loss)	$36.5	$12.4	$30.5	$(20.0)	$(4.2)	$55.2

Adjusted segment margin	10.4%	6.1%	10.3%	(11.5% )		5.7%

JONES APPAREL GROUP, INC.
SEGMENT INFORMATION
(UNAUDITED)

All amounts in millions	Wholesale Better Apparel	Wholesale Jeanswear	Wholesale Footwear & Accessories	Retail	Licensing, Other & Eliminations	Consolidated
For the fiscal nine months ended October 3, 2009
Revenues from external customers	$740.0	$653.9	$631.5	$492.0	$33.3	$2,550.7
Intersegment revenues	110.3	1.8	43.3	-	(155.4)	-

Total revenues	850.3	655.7	674.8	492.0	(122.1)	2,550.7

Segment income (loss)	$107.3	$61.4	$47.6	$(73.0)	$(26.6)	116.7

Segment margin	12.6%	9.4%	7.1%	(14.8% )		4.6%
Net interest expense						(44.2)
Loss and costs associated with repurchase of 4.250% Senior Notes						(2.0)
Equity in loss of unconsolidated affiliate						(2.8)

Income from continuing operations before provision for income taxes						$67.7

Segment revenues	$850.3	$655.7	$674.8	$492.0	$(122.1)	$2,550.7
Adjustments affecting segment revenues	-	2.9	-	0.1	-	3.0

Adjusted segment revenues	$850.3	$658.6	$674.8	$492.1	$(122.1)	$2,553.7

Segment income (loss)	$107.3	$61.4	$47.6	$(73.0)	$(26.6)	$116.7
Adjustments affecting segment income	5.0	8.5	12.4	30.5	0.5	56.9

Adjusted segment income (loss)	$112.3	$69.9	$60.0	$(42.5)	$(26.1)	$173.6

Adjusted segment margin	13.2%	10.6%	8.9%	(8.6% )		6.8%

For the fiscal nine months ended October 4, 2008
Revenues from external customers	$870.2	$594.9	$737.8	$529.5	$37.1	$2,769.5
Intersegment revenues	117.0	3.0	63.3	-	(183.3)	-

Total revenues	987.2	597.9	801.1	529.5	(146.2)	2,769.5

Segment income (loss)	$116.7	$15.8	$61.4	$(39.4)	$(37.5)	117.0

Segment margin	11.8%	2.6%	7.7%	(7.4% )		4.2%
Net interest expense						(30.0)
Equity in loss of unconsolidated affiliate						(0.4)
Gain on sale of Mexican operations and interest in Australian joint venture						1.0

Income from continuing operations before provision for income taxes						$87.6

Segment revenues	$987.2	$597.9	$801.1	$529.5	$(146.2)	$2,769.5
Adjustments affecting segment revenues	-	9.9	-	-	0.5	10.4

Adjusted segment revenues	$987.2	$607.8	$801.1	$529.5	$(145.7)	$2,779.9

Segment income (loss)	$116.7	$15.8	$61.4	$(39.4)	$(37.5)	117.0
Adjustments affecting segment income	(0.2)	24.4	3.8	0.7	3.1	31.8

Adjusted segment income (loss)	$116.5	$40.2	$65.2	$(38.7)	$(34.4)	$148.8

Adjusted segment margin	11.8%	6.6%	8.1%	(7.3% )		5.4%

JONES APPAREL GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

All amounts in millions	October 3, 2009	October 4, 2008
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$156.9	$200.3
Accounts receivable	413.7	474.6
Inventories	417.0	547.9
Prepaid income taxes	9.1	7.8
Deferred taxes	22.1	25.4
Other current assets	37.3	57.8

TOTAL CURRENT ASSETS	1,056.1	1,313.8
Property, plant and equipment, at cost, less accumulated depreciation and amortization	246.8	306.7
Goodwill	160.7	973.9
Other intangibles, less accumulated amortization	589.1	616.7
Other assets	114.3	56.6

	$2,167.0	$3,267.7

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and capital lease obligations	$10.2	$3.5
Accounts payable	194.7	222.9
Income taxes payable	-	15.2
Accrued expenses and other current liabilities	120.4	132.4

TOTAL CURRENT LIABILITIES	325.3	374.0

NONCURRENT LIABILITIES:
Long-term debt and obligations under capital leases	527.0	779.4
Income taxes	11.3	-
Deferred taxes	2.4	19.8
Other	77.8	68.7

TOTAL NONCURRENT LIABILITIES	618.5	867.9

TOTAL LIABILITIES	943.8	1,241.9

STOCKHOLDERS' EQUITY	1,223.2	2,025.8

	$2,167.0	$3,267.7

JONES APPAREL GROUP, INC.
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

All amounts in millions	Fiscal Nine Months Ended
	October 3, 2009	October 4, 2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$44.0	$57.5
Less: income from discontinued operations	-	(1.0)

Income from continuing operations	44.0	56.5

Adjustments to reconcile net income to net cash provided by operating activities:
Loss and costs associated with repurchase of 4.250% Senior Notes	2.0	-
Amortization expense in connection with employee stock options and restricted stock	9.2	11.0
Depreciation and other amortization	58.0	61.7
Impairment losses on property, plant and equipment	22.8	-
Provision for losses on accounts receivable	1.6	8.7
Deferred taxes	22.3	28.9
Write-off of deferred financing fees	7.9	-
Other items, net	3.4	1.5
Changes in operating assets and liabilities:
Accounts receivable	(54.2)	(147.1)
Inventories	94.6	(25.4)
Accounts payable	(37.3)	(0.7)
Income taxes payable	(5.2)	15.3
Other assets and liabilities, net	(19.9)	(2.5)

Total adjustments	105.2	(48.6)

Net cash provided by operating activities	149.2	7.9

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(20.1)	(56.8)
Investment in GRI Group Limited	(15.2)	(20.2)
Other	-	7.1

Net cash used in investing activities	(35.3)	(69.9)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of 4.250% Senior Notes, including consent fees and related costs	(252.4)	-
Costs related to secured revolving credit agreement	(30.0)	-
Dividends paid	(12.7)	(35.8)
Other	(2.4)	(2.7)

Net cash used in financing activities	(297.5)	(38.5)

EFFECT OF EXCHANGE RATES ON CASH	2.2	(2.0)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(181.4)	(102.5)
CASH AND CASH EQUIVALENTS, BEGINNING	338.3	302.8

CASH AND CASH EQUIVALENTS, ENDING	$156.9	$200.3